Exhibit 28h(19) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 4/30/10)
CONTRACT
DATE                      INVESTMENT COMPANY
11/1/03                      Money Market Obligations Trust
11/1/03                                Tax-Free Money Market Fund
11/1/03                                           Investment Shares
11/1/03                                           Institutional Service Shares